                                                                  Exhibit 10.76

                              INDEMNITY AGREEMENT
                              -------------------

     THIS INDEMNITY AGREEMENT (this "Agreement"), made as of November 21, 1997,
                                     ---------
from BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation, having an office at 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Mark J. Schulte, Telefax Number (312) 977-3701 (the "Guarantor") to WILMINGTON TRUST
                                             ---------
COMPANY, a Delaware banking corporation (the "Trustee") having an office at
                                              -------
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and FBTC LEASING CORP., a New York corporation ("FBTC") having an office at Two
                                                 ----
World Financial Center, Leasing Dept., 79th Floor, New York, New York, 10048,
Attention: Manager--Lease Administration, Telefax Number (212) 775-7276 (together with its successors and assigns pursuant to Section 9 hereof).

                                    RECITALS

     WHEREAS, pursuant to a Trust Agreement dated as of the date hereof between the Trustee and FBTC (as modified and supplemented and in effect from time to time, the "Trust Agreement"), The Gables Business Trust (the "Trust") is being
           ---------------                                    -----
formed with an initial capital contribution made by FBTC to the Trust (the

"Capital Contribution");
---------------------

     WHEREAS, the Trust and Brookdale Living Communities of Connecticut, Inc. (the "Operator") are entering into a certain lease dated the date herewith (the
      --------
"Lease"), pursuant to which Operator shall manage and operate the Property;
 -----

     WHEREAS, FBTC is unwilling to make the Capital Contribution unless Guarantor indemnifies each Indemnitee against certain liabilities, including those arising under Environmental Laws (as herein defined), relating to the property being financed in connection with the transactions contemplated by the Operative Documents, which property consists of the fee simple interest in the land more particularly described in the Mortgage and all buildings, structures and other improvements now or hereafter situated on such land (the "Facility")
                                                                    --------
and from claims that may be imposed upon any Indemnitee by third parties in connection with the Facility; and

     NOW, THEREFORE, in consideration of the making of the Capital Contribution by FBTC and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

      Section 1.  Defined Terms.  Unless the context otherwise requires,
                  -------------
capitalized terms used but not otherwise defined herein shall have the meanings provided therefore in the Loan Agreement (the "Loan Agreement"), dated as of the
                                               --------------
date hereof between the Trust, the Operator and Nomura Asset Capital Corporation (the "Lender") and the following terms shall have the following meanings:
      ------

     "After Tax Basis" shall have the meaning as set forth in the Lease.
      ---------------

     "Environmental Claim" means any written request for information by a
      -------------------
Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to any Indemnitee (solely with respect to matters arising at or involving the Facility), Operator or the Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance in violation of any Environmental Law originating at or from, or otherwise affecting, the Facility, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by any Indemnitee (solely with respect to matters arising at or involving the Facility), Operator or otherwise affecting the Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by any Indemnitee (solely with respect to matters arising at or involving the Facility), Operator or otherwise affecting the Facility from actions which are in violation of Environmental Laws.

     "Environmental Laws" means any and all applicable federal, state, local and
      ------------------
foreign laws, rules, regulations or municipal ordinances each as amended from time to time, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the presence or Use of Hazardous Substances.

     "Environmental Reports" means the environmental audit reports, with respect
      ---------------------
to the Facility, delivered to Lender prior to the date hereof and in connection with the Loan, and any amendments or supplements thereto delivered to Lender prior to the date hereof.

     "FBTC" has the meaning provided in the first paragraph of this Agreement.
      ----

     "Guarantor" has the meaning provided in the first paragraph of this
      ---------
Agreement.

     "Governmental Authority" means any national or federal government, any
      ----------------------
state, regional, local or other political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Substance" means, collectively, (i) any petroleum or petroleum
      -------------------
products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in
                                                          ----
drinking water, and lead based paint, the presence, generation, use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances

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                                                            Indemnity Agreement

which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Indemnitee" means the Trustee and FBTC and their successors, permitted
      ----------
assigns, directors, shareholders, partners, officers, employees and agents.

     "Lease" means the Lease dated as of November 21, 1997 between Brookdale
      -----
Living Communities of Connecticut, Inc. as lessee and the Trust as lessor.

     "Operative Documents" shall have the meaning as set forth in the Lease.
      -------------------

     "Person" means any individual, corporation, limited liability company,
      ------
partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Release" means any release, threatened release, spill, emission, leaking,
      -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Securities Pledge Agreement" means the Securities Pledge Agreement dated
      ---------------------------
as of November 21, 1997 by and between Brookdale Living Communities of Connecticut, Inc., as pledgor in favor of the Trust, as pledgee and Wilmington Trust Company, as custodian.

     "Trust" has the meaning provided in the Recitals to this Agreement.
      -----

     "Trust Agreement" has the meaning provided in the Recitals to this
      ---------------
Agreement.

     "Trustee" has the meaning provided in the Recitals to this Agreement.
      -------

     "Use" means, with respect to any Hazardous Substance, the generation,
      ---
manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance in violation of Environmental Laws or transportation to or from the property of such Person of such Hazardous Substance in violation of Environmental Laws.

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                                                            Indemnity Agreement

     Section 2.  Indemnification.
                 ---------------

     (a) The Guarantor agrees to indemnify each Indemnitee in the same manner and to the same extent as the Lessee has agreed to indemnify each Indemnitee (as defined in the Lease) in Article XXVI of the Lease except with respect to (i) any Claims (as defined in the Lease) which arise with respect to any Environmental Claims or other environmental matters, it being understood that Guarantor's indemnification obligations with respect to Environmental Claims and other environmental matters shall be limited to the provisions set forth herein without regard to any indemnification of Environmental Claims or other environmental matters set forth in Article XXVI of the Lease and (ii) any Basic Rent, Supplemental Rent, Shortfall Amount or any Claims for amounts arising under Sections 26.6, 26.7, 26.8 or 26.9 of the Lease, it being understood that
      -------- ----  ----  ----    ----
Guarantor shall have no indemnification obligations with respect to any Claims related thereto (the matters set forth in clauses (i) and (ii) above being herein called the "Excluded Claims"). For purposes of enforcing and interpreting the indemnity provided in this Section 2(a), the capitalized terms
                                            ------------
contained in Article XXVI of the Lease shall have the meanings as set forth in Appendix 1 to the Lease or as defined in Article XXVI of the Lease, as applicable. Further, the Guarantor agrees to indemnify FBTC for all Claims of whatever kind or nature arising in connection with FBTC's agreement to indemnify the Trustee pursuant to Section 6.5 of the Trust Agreement but not including any Excluded Claims.

     (b) Subject to the limitations set forth in Section 14 hereof, Guarantor
                                                 ----------
agrees to indemnify, reimburse, defend (with counsel satisfactory to each Indemnitee in each Indemnitee's reasonable discretion), and hold harmless each Indemnitee, on an After-Tax Basis, for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, reasonable disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, including costs of Remedial Work (collectively "Losses"), asserted against, resulting to, imposed
                             ------
on, or incurred by any Indemnitee, directly or indirectly in connection with any of the following:

          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

          (ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from the Facility, which presence, use or release requires or could reasonably require Remedial Work;

          (iii) any Environmental Claim against any Person whose liability for such Environmental Claim Guarantor has or may have assumed or retained either contractually or by operation of law;

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                                                            Indemnity Agreement

          (iv) the breach of any representation, warranty or covenant set forth in Section 4.1(b)(U), Section 4.1(d)(U), Sections 5.1(a)(D) through
        -----------------  -----------------  ------------------
     5.1(a)(I), and Sections 5.1(b)(D) through 5.1(b)(I), inclusive of the Loan
     ---------      ------------------         ---------
     Agreement; or

          (v) any failure of Guarantor to fulfill each and every obligation undertaken pursuant to this Agreement.

     (c) Nothing in this Agreement shall be deemed to deprive any Indemnitee of any rights or remedies provided to it elsewhere in this Agreement or in the other Operative Document or otherwise available to it under law. Guarantor waives and releases each Indemnitee from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the gross negligence, fraud or willful misconduct of any Indemnitee.

     (d) With respect to those matters for which Guarantor has agreed to indemnify each Indemnitee hereunder, and to the maximum extent permitted by applicable law, Guarantor waives and releases each Indemnitee from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the fraud, gross negligence or willful misconduct of any Indemnitee.

     Section 3.  Payment.  All payments due to any Indemnitee under this
                 -------
Agreement shall be payable to such Indemnitee within ten (10) days after written demand therefor, and shall bear interest at the Default Rate from the date such payment is due until the date of payment.

     Section 4.  Governing Law.
                 -------------

     (a) The parties agree that the State of Connecticut has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Connecticut applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     (b) Any legal suit, action or proceeding against any Indemnitee or Guarantor arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such

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                                                            Indemnity Agreement

court in any suit, action or proceeding. Guarantor does hereby designate and appoint CT Corporation Systems, 1633 Broadway, New York, New York 10016, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as such agent shall designate in writing in accordance with the terms hereof) with a copy of same to Guarantor in the manner hereinafter described and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to each Indemnitee of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

      Section 5.  Modification, Waiver in Writing.  No modification, amendment,
                  -------------------------------
extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

      Section 6.  Delay Not a Waiver.  Neither any failure nor any delay on the
                  ------------------
part of any Indemnitee in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, neither Indemnitee shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

      Section 7.  Notices.  All notices, consents, approvals and requests
                  -------
required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to FBTC at its address set forth on the first page hereof, and if to Guarantor at its designated address set forth on the first page hereof, or at such

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                                                            Indemnity Agreement

other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 7. A copy of all notices, consents,
                                -------
approvals and requests directed to Guarantor shall be delivered concurrently to each of the following: Brookdale Living Communities of Connecticut, Inc., 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telefax Number (312) 977-3701; Brookdale Living Communities of Connecticut, Inc., 77 West Wacker Drive, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esquire, Telefax Number (312) 977-3701; and Frank J. Saccomandi, III, Esquire, Murtha, Cullina, Richter and Pinney, 185 Asylum Street, CityPlace I, Hartford, Connecticut 06103, Telefax Number (860) 240-6150. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation received prior to 5:00 p.m. local time on a Business Day or if confirmation received thereafter on the next succeeding Business Day, provided that such telecopied notice was also delivered as required in this Section 7. A party receiving a notice which does
                              ---------
not comply with the technical requirements for notice under this Section 7 may
                                                                 ---------
elect to waive any deficiencies and treat the notice as having been properly given.

      Section 8.  Trial by Jury.  GUARANTOR AND EACH INDEMNITEE, TO THE FULLEST
                  -------------
EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT.

      Section 9.  Assignment.  FBTC shall have the right to assign this
                  ----------
Agreement and the obligations hereunder to any Institutional Lender (as defined in the Lease), at any time. The Trustee shall have the right to assign this Agreement and the obligations hereunder to any successor trustee of the Trust. All references to each "Indemnitee" hereunder shall be deemed to include the successors and assigns of each Indemnitee, including any trustee or servicer.

      Section 10.  Severability.  Wherever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 11.  Heading and Recitals.  The information set forth in the
                   --------------------
heading and recitals hereof are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

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                                                            Indemnity Agreement

      Section 12.  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      Section 13.  Estoppel Certificates.  Guarantor and the Indemnities each
                   ---------------------
hereby agree at any time and from time to time upon not less than 15 days prior written notice by Guarantor or the Indemnitees to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, there exists any matter giving rise to a claim under Section 2, and, if so, specifying each such matter; provided,
              ---------                                           --------
however, that it shall be a condition precedent to the Indemnitees obligation to deliver the statement pursuant to this Section 13, that each Indemnitee shall
                                          ----------
have received, together with Guarantor's request for such statement, an officer's certificate signed by an authorized officer of Guarantor stating that to the best of Guarantor's knowledge, no matter which could give rise to a claim under Section 2 exists as of the date of such certificate (or specifying each
      ---------
such matter).

      Section 14.  Survival.  This Agreement shall survive (in perpetuity) the
                   --------
closing and disbursement of the funds evidenced by the FBTC Debt and the termination of the Lease, reconveyance, discharge or foreclosure of the Mortgage, conveyance by deed in lieu of foreclosure, transfer, and any subsequent conveyance of the Facility. Notwithstanding the foregoing, Guarantor shall not indemnify any Indemnitee with respect to any Losses incurred in connection with, or as a direct result of, any or all of the matters described above in Section 2(b)(i) through 2(b)(iv) to the extent that Guarantor can
         ---------------         --------
establish directly and solely that such Losses result from Hazardous Substances being placed on, above or under the Facility (a) by the affirmative act or gross negligence of any Indemnitee or any employees, agents or bailees of any Indemnitee or (b) subsequent to the termination of the Lease and return of the Facility to Borrower or conveyance of the Facility as provided in Article XXIV
                                                                  ------------
of the Lease.

      Section 15.  Time of the Essence.  Time is of the essence with respect to
                   -------------------
each and every covenant, agreement and obligation of Guarantor under this Agreement.

      Section 16.  Liability. The liability of Guarantor under this Agreement
                   ---------
shall in no way be limited or impaired by (a) any amendment or modification of the Operative Documents made in accordance therewith, (b) any extensions of time for performance required by any of the Operative Documents, or (c) the release or substitution in whole or in part, of any security for the

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                                                            Indemnity Agreement

FBTC Debt or other evidence of debt issued pursuant to the Operative Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.

                       [Signature on the following page]

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                                                            Indemnity Agreement


     IN WITNESS WHEREOF, the Guarantor has caused this Indemnity Agreement to be duly executed by its duly authorized representative, all as of the day and year first above written.


                              GUARANTOR:


                              BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation




                              By:
                                    -----------------------
                                    Name:
                                    Title:

                                      -10-